Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 10, 2014

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)           On June 13, 2014, the Company entered into amended and restated employment agreements with Keith Brackpool, our Chairman, and Timothy J. Shaheen, our Chief Financial Officer, updating their currently existing employment agreements.  These amended and restated agreements provide for a new base salary compensation structure for Messrs. Brackpool and Shaheen and establish milestone principles for future long-term incentive equity awards as described below.  These amended and restated employment agreements also contain benefit, termination and severance terms consistent with those in the existing employment agreements.

    The agreements for both Mr. Brackpool and Mr. Shaheen provide for their base cash compensation to be reduced for 2014, 2015 and 2016 in exchange for equity based salary in the form of restricted stock units (“RSUs”) that will vest ratably during these years.  Mr. Brackpool’s salary will consist of $155,000 payable in cash and 20,000 RSUs in 2014, and $35,000 payable in cash and 40,000 RSUs in each of 2015 and 2016.   Mr. Shaheen's salary will consist of $275,000 payable in cash and 12,500 RSUs in 2014, and $200,000 payable in cash and 25,000 RSUs in each of 2015 and 2016.  Changes in salary compensation and issuance of the RSUs will take effect July 1, 2014.

    In addition, Mr. Brackpool and Mr. Shaheen will each receive a long-term equity incentive milestone award of 100,000 shares of our stock in the form of 100,000 RSUs that will vest once construction financing necessary for the implementation of the Cadiz Valley Water Conservation, Recovery and Storage Project, as defined in the approved Final Environmental Impact Report, is secured.  These RSUs will be granted on July 1, 2014 and will expire on June 10, 2017, if the milestone has not been achieved by such date.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 10, 2014, Cadiz Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders.

(i)	The following directors were elected at the meeting:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Keith Brackpool	7,476,537	1,593,196	1,985,167
Stephen E. Courter	7,485,861	1,583,872	1,985,167
Geoffrey Grant	8,267,427	802,306	1,985,167
Winston Hickox	8,259,783	809,950	1,985,167
Murray H. Hutchison	8,157,967	911,766	1,985,167
Raymond J. Pacini	7,485,771	1,583,962	1,985,167
Bryant R. Riley	8,148,676	921,057	1,985,167
Timothy J. Shaheen	8,148,657	921,076	1,985,167
Scott S. Slater	8,264,687	805,046	1,985,167

(ii) PricewaterhouseCoopers LLP was approved as the Company’s independent auditors for the fiscal year 2014 by the following vote:

VOTES
FOR:	10,177,553
AGAINST:	864,242
ABSTAIN:	13,105

(iii) The Company’s stockholders approved the 2014 Equity Incentive Plan by the following vote (1):

VOTES
FOR:	6,872,999
AGAINST:	1,687,925
ABSTAIN:	508,809
BROKER NON-VOTES:	1,985,167

(iv) The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, by the following vote(1):

VOTES
FOR:	7,601,855
AGAINST:	887,010
ABSTAIN:	580,868
BROKER NON-VOTES:	1,985,167

--------------------------------
(1)  The affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve the stockholder proposal.  In tabulating the voting result, abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” the proposal.  An abstention will, however, be counted as entitled to vote on a proposal and will, therefore, have the effect of a vote “AGAINST.”  Applying this standard, the percentage in favor of the stockholder proposal is calculated by dividing the number of FOR votes by the sum of the number of FOR, AGAINST and ABSTAIN votes.

Item 9.01         Financial Statement and Exhibits

    (d)  Exhibits

10.1	Amended and Restated Employment Agreement between Keith Brackpool and Cadiz Inc. dated June 13, 2014

10.2	Amended and Restated Employment Agreement between Timothy J. Shaheen and Cadiz Inc. dated June 13, 2014

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  June 13, 2014